                                                                           EX-10

                              MANAGEMENT AGREEMENT

         This Management Agreement (hereinafter referred to as "this Agreement") is made and entered into on the latest date this Agreement is executed by either party hereto, to be effective for all purposes as of May 31, 1998 (hereinafter referred to as "the Effective Date"), by and between 2CONNECT EXPRESS, INC. (hereinafter referred to as "2Connect"), a Florida corporation and BOBBY ALLISON CELLULAR SYSTEMS OF FLORIDA, INC. (hereinafter referred to as "BAC"), a Florida corporation. For the purposes of this Agreement, 2Connect and BAC are hereinafter referred to as "the Parties", in the plural, and as "Party" in the singular, wherever such terms appear.

         WHEREAS, the Parties, 2CONNECT ACQUISITION CORP., a Florida corporation, ROBERT L. McGINNIS, and JAMES L. RALPH have executed that certain merger agreement dated May 1, 1998 (hereinafter referred to as "the Merger Agreement"); and

         WHEREAS, subsection 1.05(f) of the Merger Agreement requires 2Connect and BAC to use their best efforts to enter into a management agreement whereby BAC agrees to manage 2Connect's operations at its Coral Square Mall Store until the date upon which the articles of merger described in Article I of the Merger Agreement are filed with the Florida Department of State; and

         WHEREAS, subsection 1.05(f) of the Merger Agreement states that such management agreement shall be mutually acceptable to 2Cconnect and BAC; and


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         WHEREAS, subsection 1.05(f) of the Merger Agreement further states that such management agreement shall be subject to the approval of the Untied States Bankruptcy Court for the Southern District of Florida (hereinafter referred to as "the Bankruptcy Court"); and

         WHEREAS, 2Connect and BAC desire to execute this Agreement to satisfy the requirements of subsection 1.05(f) of the Merger Agreement.

         NOW, THEREFORE, in consideration of the terms hereinafter contained, the adequacy of which are hereby acknowledged, the Parties, intending to be legally bound, hereby agree as follows:

1. FOREGOING STATEMENTS. The Parties acknowledge and agree that all of the foregoing statements are true and accurate. The Parties further acknowledge and agree that all of the foregoing statements constitute integral parts of this Agreement.

2. BANKRUPTCY COURT APPROVAL. Upon the execution of this Agreement by the Parties, 2Connect shall promptly cause this Agreement to be submitted to the Bankruptcy Court for approval. The validity of this Agreement shall be subject to the approval of the Bankruptcy Court. In the event the Bankruptcy Court does not approve this Agreement, this Agreement shall be void ab initio.

3. TERM. The term of this Agreement shall commence on the Effective Date and shall expire on the date upon which the articles of merger described in Article I of the Merger Agreement are filed with the Florida Department of State. Notwithstanding the


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         immediately preceding sentence, either Party may immediately terminate this Agreement upon the material breach of this Agreement by the other Party.

4. LOCATION TO BE MANAGED. As of the Effective Date, BAC shall commence to manage and operate 2Connect's Coral Square Mall Store, located in Coral Springs, Florida (hereinafter referred to as "the Store").

5. INVENTORY PROCEDURES. After the close of business with respect to the Store on May 30, 1998, (i.e., after 9:00 P.M.) or on the Effective Date at 7:00 A.M., whichever time and date are mutually agreed upon by 2Connect and BAC, a physical inventory shall be taken to determine all merchandise located at the Store. 2Connect and BAC shall prepare a mutually agreed upon inventory list showing in detail the quantities and costs of each item of inventory (hereinafter referred to as "the Inventory").

6. CONTRACTS. BAC will use its best efforts to maintain and preserve 2Connect's contracts with Nextel, PrimeCo, Sprint, Icanect, Beepers To Go, World Com, and Trescom (hereinafter referred to as "the 2Connect Contracts", in the plural, and as "2Connect Contract", in the singular), unless BAC determines, in its sole discretion, that a 2Connect Contract will directly or indirectly conflict with BAC's existing dealer agreement with AT&T. In the event BAC uses its best efforts to maintain and preserve a 2Connect Contract, BAC shall not be responsible for


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         volume commitments required by such 2Connect Contract, where such commitments, if not met, could directly or indirectly result in a default with respect to, or termination of, such 2Connect Contract. BAC shall not be required to become a party to any of the 2Connect Contracts, and 2Connect shall remain as a party on all of the 2Connect Contracts. With respect to any and all of the 2Connect Contracts with respect to which BAC will use its best efforts to maintain and preserve, 2Connect shall obtain from the applicable parties to such 2Connect Contracts any consents required by such parties to achieve the intent of this Section 6; provided, further, such consents shall be in writing, and shall be, in form and substance, satisfactory to BAC.

7. DISPOSITION OF INVENTORY. BAC and 2Connect, by mutual agreement, shall segregate the Inventory into two (2) distinct categories. The first category shall be comprised of items that BAC will endeavor to sell at retail for 2Connect's account (hereinafter referred to as "the 2Connect Inventory"). 2Connect shall remain the owner of the 2Connect Inventory. The second category shall be comprised of items that BAC will endeavor to sell at retail for BAC's account (hereinafter referred to as "the BAC Assortment Inventory"). BAC shall become the owner of the BAC Assortment Inventory upon identification of the same and upon payment to 2Connect of an amount equal to 80% of 2Connect's original cost of the BAC Assortment Inventory. Regarding any and all sales of



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         the 2Connect Inventory, BAC shall, upon receipt of the sales proceeds from the purchaser, remit to 2Connect on a weekly basis, an amount equal to the Net Proceeds; moreover, for the purpose of this Agreement, the Net Proceeds shall be equal to the result obtained by subtracting from the sale proceeds both salesperson commissions pertaining to the sale, sales tax, and any other direct selling expenses, such as bankcard fees, check authorization fees, and the like. In connection with the remittance of the Net Proceeds to 2Connect, BAC shall provide a written report that substantiates the sales transactions generating the Net Proceeds. Regarding any and all sales of the BAC Assortment Inventory, and of any inventory acquired by BAC on or after the Effective Date, BAC shall be entitled to retain all proceeds therefrom, and shall be responsible for all commissions and all expenses attendant with such sales; provided, further, 2Connect shall not have any interest in such proceeds.

8. ACTIVATION AND RESIDUAL COMMISSIONS. 2Connect shall be entitled to receive: (a) all activation and residual commissions arising from Bell South cellular transactions, and any other transactions, consummated by 2Connect prior to the Effective Date; (b) 75% of AT&T activation commissions pertaining to sales made by 2Connect prior to the Effective Date and booked through BAC; and (c) all Bell South residual commissions, and all residual commissions from other suppliers (excluding any AT&T



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         residual commissions), received before, on, or after the Effective
         Date. BAC shall be entitled to receive and retain any and all activation and residual commissions, other than those described in the immediately preceding sentence, but only to the extent such commissions arise from sales consummated on or after the Effective Date; provided, however, BAC shall be entitled to receive 25% of AT&T activation commissions pertaining to sales made by 2Connect prior to the Effective Date and booked through BAC, and BAC shall be entitled to receive any and all AT&T residual commissions resulting from sales made by 2Connect prior to the Effective Date.

9. OUTSTANDING PURCHASE ORDERS. On the Effective Date, 2Connect shall deliver to BAC all outstanding purchase orders pertaining to items of inventory and merchandise not yet received from vendors. If such items and such merchandise are of the identical kind and character as the items constituting the BAC Assortment Inventory, BAC shall accept such items and such merchandise as additions to the BAC Assortment Inventory, and BAC shall be responsible for paying in total, the purchase orders related to such additions to the BAC Assortment Inventory. If such items and such merchandise are not of the identical kind and character as the items constituting the BAC Assortment Inventory, BAC shall not be obligated to accept such items and such merchandise as additions to the BAC Assortment Inventory, and 2Connect shall be




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         responsible for either paying the purchase orders related to the same or cancelling such orders, unless BAC agrees, in writing, to accept the same as additions to the BAC Assortment Inventory, in which case BAC shall be responsible for payment, in full, of such purchase orders. Any items and merchandise described in this Section 9 that are accepted by BAC as additions to the BAC Assortment Inventory shall be disposed of in accordance with Section 7 hereinabove in the same manner, and with the same consequences, as the disposition of the BAC Assortment Inventory. As determined by 2Connect in its sole discretion, any items and merchandise described in this Section 9 that are not accepted by BAC as additions to the BAC Assortment Inventory shall either be disposed of in accordance with Section 7 hereinabove in the same manner, and with the same consequences, as the disposition of the 2Connect Inventory or delivered to 2Connect at 2Connect's sole cost and expense.

10. EXPENSES TO BE ASSUMED AND PAID BY BAC. With respect to BAC's management and operation of the Store, as of the Effective Date, BAC shall be responsible for all operating costs related to such operation and management, including but not limited to, payroll for the Store's employees, fringe benefits for the Store's employees, sales taxes, bankcard fees, check approval fees, merchandise payables, and freight. As of the Effective Date, BAC, in its sole discretion, shall be entitled to make all


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         decisions regarding the retention, hiring, and dismissal of the Store's employees. Any and all of the Store's employees that BAC elects to employ shall become employees of BAC and any employees that BAC elects not to employ shall be terminated by 2Connect. Notwithstanding any contrary provision of this Agreement, in the event any CAM adjustments are retroactively charged by the landlord with respect to the lease pertaining to the Store, BAC shall not be responsible for any such adjustments to the extent such adjustments are attributable, on a pro rata basis, to any period of time before the Effective Date; provided, further, BAC's responsibility for such adjustments shall be limited to the pro rata portion of such adjustments attributable to periods of time occurring on or after the Effective Date and prior to the earlier of the expiration or termination of this Agreement. Notwithstanding any contrary provision of this Section 10, BAC shall not be responsible for any operating costs directly or indirectly related to proceeds or revenues generated at the Store to which 2Connect is entitled.

11. EXPENSES TO BE PAID BY 2CONNECT AND REIMBURSED BY BAC. With respect to the Store, 2Connect shall continue to be responsible for the payment of rent and ancillary expenses, telephone, taxes described in this Section 11, and utilities incurred in connection with BAC's operation and management of the Store on and after the Effective Date. BAC shall reimburse 2Connect for


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         such expenses in accordance with the succeeding provisions of this
         Section 11. Notwithstanding any contrary provision of this Agreement, in the event any CAM adjustments are retroactively charged by the landlord with respect to the lease pertaining to the Store, BAC shall not be responsible for any such adjustments to the extent such adjustments are attributable, on a pro rata basis, to any period of time before the Effective Date; provided, further, BAC's responsibility for such adjustments shall be limited to the pro rata portion of such adjustments attributable to periods of time occurring on or after the Effective Date and prior to the earlier of the expiration or termination of this Agreement. BAC shall reimburse 2Connect for tangible personal property taxes imposed by the State of Florida with respect to taxable items located in the Store to extent such taxes are attributable, on a pro rata basis, to periods of time occurring after the Effective Date and prior to the earlier of the expiration or termination of this Agreement. Notwithstanding any contrary provision of this Agreement, except for such personal property taxes, BAC shall not be responsible for any other property taxes. BAC shall reimburse 2Connect for occupational license fees and similar fees to the extent such fees are attributable, on a pro rata basis, to periods of time occurring after the Effective Date and prior to the earlier of the expiration or termination of this Agreement. Notwithstanding any




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         contrary provision of this Section 11, BAC shall not be responsible for reimbursing 2Connect for any expenses directly or indirectly related to proceeds or revenues generated at the Store to which 2Connect is entitled. Upon its payment of any expenses described in this Section 11 for which BAC is obligated to reimburse 2Connect, 2Connect shall submit to BAC periodic invoices evidencing 2Connect's payment of such expenses. BAC shall reimburse 2Connect for such expenses within five
         (5) business days after the date of BAC's receipt of each invoice.

12. `REMOVAL OF SIGNAGE. In the event AT&T requires the removal of any Bell South signage located at the Store, 2Connect shall promptly obtain any required consent of its landlord to permit the removal of such signage. The removal of such signage shall be the sole responsibility of BAC.

13. SALES RETURNS. BAC shall be responsible for any sales returns related to sales made at the Store on or after the Effective Date, in connection with BAC's operation and management of the Store; provided, however, such sales returns shall be subject to the return policy established by BAC. Any sales returns related to sales made at the Store prior to the Effective Date (hereinafter referred to as "the 2Connect Return Sales", in the plural, and as "2Connect Return Sale", in the singular) shall be dealt with by BAC pursuant to 2Connect's return policy in existence before the Effective Date. 2Connect acknowledges,



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         agrees, represents, and warrants that such return policy requires each customer to submit each sales return within thirty (30) days after purchase and to present a sales receipt with respect to such sales return; provided, however, any clearance merchandise sold by 2Connect as is, without the right to refund, return, or exchange, does not entitle the customer to return such merchandise, and BAC shall not be obligated to accept the return of such merchandise. BAC shall not be obligated to take possession of any 2Connect Return Sale, unless the customer has satisfied all requirements of 2Connect's return policy. If a 2Connect Return Sale received by BAC is of the identical kind and character as an item constituting part of the BAC Assortment Inventory and is saleable, 2Connect shall be obligated to reimburse BAC for an amount equal to the excess of the sum returned to the customer by BAC over 2Connect's original cost of the item returned by such customer; provided further, BAC shall accept such 2Connect Return Sale as an addition to the BAC Assortment Inventory, and BAC shall be entitled to retain all proceeds from the resale thereof. If a 2Connect Return Sale received by BAC is defective or damaged, it shall be deemed unsaleable, and 2Connect shall be obligated to reimburse BAC for an amount equal to the amount returned to the customer by BAC; provided, further, such 2Connect Return Sale shall be delivered to 2Connect, at 2Connect's sole expense, for disposition by



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         2Connect. Notwithstanding any contrary provision contained in the immediately preceding sentence, 2Connect shall not incur any obligation with respect to a particular defective or damaged 2Connect Return Sale unless such 2Connect Return Sale is returned by the customer during the period beginning on the Effective Date and ending thirty (30) days thereafter. If a 2Connect Return Sale received by BAC is not of the identical kind and character as an item constituting part of the BAC Assortment Inventory and is saleable, 2Connect shall be obligated to reimburse BAC for an amount equal to the amount returned to the customer by BAC; provided, further, such 2Connect Return Sale shall become an addition to the 2Connect Inventory, and shall be disposed of in accordance with Section 7 hereinabove in the same manner, and with the same consequences, as the disposition of the 2Connect Inventory. BAC shall be entitled to offset against its reimbursement obligations to 2Connect, as set forth in Section 11 hereinabove, 2Connect's reimbursement obligations to BAC set forth in this Section 13, until BAC fully recoups all such reimbursements due from 2Connect. Notwithstanding any contrary provision of this Section 13, 2Connect's reimbursement obligations pursuant to this Section 13 shall not exceed, in the aggregate, an amount equal to ten percent (10%) of 2Connect's gross sales at the Store during the thirty (30) day period immediately preceding the Effective Date.



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14.      4-WALL OPERATING PROFIT. Except as otherwise provided in this
         Agreement, as of the Effective Date, and continuing up until the earlier of the expiration or termination of this Agreement, BAC shall be entitled to retain all 4-wall operating profit of the Store and shall be responsible for all 4-wall operating losses of the Store. For the purpose of this Agreement, 4-wall operating profit and 4-wall operating losses shall be determined pursuant to the principles set forth in Exhibit "A", which is attached hereto, incorporated by reference, and made an integral part of this Agreement. Except as otherwise provided in this Agreement, BAC shall be entitled to retain all revenue and income received on or after the Effective Date with respect to its operation and management of the Store, and BAC shall be responsible for all expenses incurred on or after the Effective Date with respect to its operation and management of the Store.

15.      MISCELLANEOUS.

         (a) ENTIRE AGREEMENT. Except for, and excluding, the Merger Agreement, this Agreement contains all representations and the entire understanding and agreement between the Parties. Except for, and excluding, the Merger Agreement, correspondence, memoranda or agreements, whether written or oral, originating before the date of this Agreement are replaced in total by this Agreement. In the event any conflict or inconsistency exists between this Agreement and


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                  the Merger Agreement, this Agreement shall be controlling with respect to the same.

         (b) AMENDMENT. This Agreement may be amended only by a writing signed by both of the Parties.

         (c) GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Florida. Unless pre-empted by the Bankruptcy Court, the state courts of Florida shall have exclusive jurisdiction and venue over any judicial proceeding relating to any dispute arising out of the interpretation, performance or breach of this Agreement.

         (d) SEVERABILITY. If any part of this Agreement is determined to be illegal or unenforceable, all other parts shall be given effect separately and shall not be affected.

         (e) NOTICES. Notices given or permitted under this Agreement shall be in writing and shall either be served personally or delivered by certified mail, return receipt requested, postage prepaid. Notices shall be effective upon actual receipt, except as otherwise provided herein. Notices shall be directed to the Parties at the following addresses:


                  If to 2Connect:      2Connect Express, Inc.
                                       3500 Gateway Dr.
                                       Ste. 101
                                       Pompano Beach, Florida 33069
                                       Attn:  Thomas H. Hicks



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                  With a copy to:      Kelley, Drye & Warren, LLP
                                       201 S. Biscayne Boulevard
                                       2400 Miami Center
                                       Miami, Florida 33131
                                       Attn:  Paul J. Battista, Esq.

                  If to BAC:           Bobby Allison Cellular Systems
                                       of Florida, Inc.
                                       2055 Lake Avenue S.E., Suite A
                                       Largo, Florida 34641
                                       Attn:  Robert L. McGinnis

                  With a copy to:      Hines & Associates, P.A.
                                       315 South Hyde Park Avenue
                                       Tampa, Florida 33606
                                       Attn:  Christopher H. Norman, Esq.

         Either Party may change such Party's address for purposes of this Agreement by giving written notice of the new address to the other Party in accordance with either medium described hereinabove. Rejection or other refusal to accept delivery of a notice, or the inability to deliver a notice because of changed address of which no notice was given, shall cause such notice to be effective when sent.

         (f) ADDITIONAL DOCUMENTS. Each Party agrees to execute and acknowledge, if required, any and all other documents and writings which may be necessary to carry out the purposes and provisions of this Agreement.

         (g) COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.



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         (h)      NONWAIVER. No assent or waiver, express or implied, of any breach of any one or more of the covenants, conditions or provisions of this Agreement shall be deemed a waiver of any subsequent breach, or a waiver of any other covenant, condition or provision of this Agreement.

         (i) INTERPRETATION. The language used in this Agreement shall not be construed in favor of or against either Party, but shall be construed as if both of the Parties prepared this Agreement. The language used in this Agreement shall be deemed to be the language chosen by the Parties to express their mutual intent, and no rule of strict construction shall be applied against either Party.

         (j) ATTORNEYS' FEES. Except as otherwise provided in Section 15(k) hereinbelow, TThe prevailing party to a dispute between, or litigation between, the Parties, if said dispute or litigation relates to this Agreement, shall be entitled to reimbursement from the non-prevailing party for such prevailing party's reasonable costs and expenses, including reasonable attorneys' fees. For purposes of this Agreement, the "prevailing party" shall be deemed to be that party who obtains substantially the result sought, whether by settlement, mediated or otherwise, dismissal, or judgment. For purposes of this Agreement, the term "reasonable attorneys' fees" shall include, without limitation, the


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                  actual attorneys' fees incurred in retaining counsel for
                  advice, negotiations, suit, appeal, or any other legal proceeding, including mediation and arbitration.

         (k) RESOLUTION OF DISPUTES WITH RESPECT TO ALLOCATION OF EXPENSES. In the event the parties initially disagree as to the allocation of expenses between 2Connect and BAC for the purposes of Sections 10 and 11 hereinabove, the parties shall, in good faith, use their respective best efforts to resolve such disagreement within ten (10) days. If such efforts do not result in a resolution of such disagreement prior to or upon the expiration of such ten (10) day period, the parties shall petition the Bankruptcy Court to resolve such disagreement. Notwithstanding Section 15(j) hereinabove, each party shall bear its own legal fees, accounting fees, and other professional fees in connection with such a proceeding before the Bankruptcy Court; provided, however, each party shall be equally responsible for any court costs. Upon the Bankruptcy Court's issuance of an order setting forth a resolution of such disagreement, such resolution shall be binding and conclusive once such order becomes non-appealable.





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         IN WITNESS WHEREOF, the Parties have executed this Agreement on the date or dates set forth hereinbelow, to be effective for all purposes as of the Effective Date.

                                          2CONNECT EXPRESS, INC.

                                          By: /s/ Thomas H. Hicks
                                              ----------------------------------
                                          Printed Name: Thomas H. Hicks
                                                        ------------------------
                                          Title: President and CEO (Interim)
                                                 -------------------------------
                                          Date:  May 22, 1998
                                                 -------------------------------



                                          BOBBY ALLISON CELLULAR SYSTEMS OF
                                          FLORIDA, INC.


                                          By: /s/ Robert McGinnis
                                              ----------------------------------
                                          Printed Name:  Robert McGinnis
                                                        ------------------------
                                          Title: CEO
                                                 -------------------------------
                                          Date:  May 22, 1998
                                                 -------------------------------






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